Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Chip Wochomurka	Andrew Cole/Delia Cannan
615-614-4493	Sard Verbinnen & Co.
chip.wochomurka@healthways.com	212-687-8080
healthways-svc@sardverb.com

Healthways Board Concludes Formal Review of Strategic Alternatives

Company to Continue Evaluating Opportunities to Increase Stockholder Value

Reaffirms 2015 Full-Year Guidance

NASHVILLE, Tenn. (March 30, 2015) – Healthways, Inc. (NASDAQ: HWAY) ("Company"), the largest independent global provider of well-being improvement solutions, today announced that its Board of Directors has concluded its previously announced process to explore strategic alternatives to enhance shareholder value. After a thorough review of alternatives, including the potential sale of the Company, the Board unanimously determined that continuing to execute on the Company's strategic plan as a stand-alone public company is in the best interest of the Company's stockholders.

"As part of our review process, the Board, with the assistance of our financial and legal advisors, held in-depth discussions with multiple parties regarding various strategic alternatives," said Donato Tramuto, Healthways' chairman. "Ultimately, we unanimously determined that continuing to focus on the Company's growth plan provides the best opportunity to enhance value for our stockholders. Although the formal process of reviewing strategic alternatives has concluded, we will continue to evaluate all opportunities to enhance stockholder value."

Ben R. Leedle, Jr., president and chief executive officer of Healthways, commented, "Healthways continues to be well-positioned to benefit from the growing demand for population health services. We are focused on carrying out our well-defined plan to drive profitable growth and shareholder value by executing our proven solutions and delivering our promised value proposition. We expect to increase the number of people served and to expand the scope of solutions provided under our existing contracts, while adding new contracts across all customer markets, including commercial, Medicare, state and federal health plans; health systems, hospitals and physicians; large self-insured employers; and international. We are affirming our 2015 financial guidance and look forward to providing an update on our progress when we report our first-quarter 2015 financial results on April 23, 2015."

The review of alternatives was led by the Board's Strategic Review Committee of independent directors, which is chaired by Bradley S. Karro and includes Paul H. Keckley, PhD, Alison Taunton-Rigby, PhD and John A. Wickens. The Board was assisted by its financial advisor, J.P. Morgan Securities LLC, and its legal counsel, Bass, Berry & Sims PLC.

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Healthways Board Concludes Formal Review of Strategic Alternatives

March 30, 2015

Safe Harbor Provisions
This press release contains forward-looking statements, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Board of Directors review of strategic alternatives. Those forward-looking statements are subject to certain risks and uncertainties, including, but not limited to those risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways
Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. Healthways provides highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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